Exhibit 21.1
List of Subsidiaries of Health Catalyst, Inc.
Health Catalyst Australia PTY LTD (Australia)
Health Catalyst UK Ltd (England and Wales)
Health Catalyst India Private Limited (India)
Health Catalyst Singapore Pte. Ltd. (Singapore)
Health Catalyst Middle East FZ-LLC (incorporated within a Free Zone in the UAE)
Lumeon Ltd (England and Wales)
PatientBond India Private Limited (India)

Able Health, LLC (Delaware, United States)
ARMUS I LLC (Delaware, United States)
Carevive Systems, LLC (Delaware, United States)
Electronic Registry Systems, LLC (Delaware, United States)
Healthfinch, LLC (Delaware, United States)
Intraprise Health, LLC (Delaware, United States)
KPI Ninja, LLC (Delaware, United States)
Lumeon, LLC (Delaware, United States)
Medicity LLC (Delaware, United States)
Modern Compliance Solutions, LLC (Utah limited liability company)
Psynteractive LLC (Delaware, United States)
Twistle, LLC (Delaware, United States)
Upfront Healthcare Services, LLC (Delaware, United States)
Vitalware, LLC (Delaware, United States)